                                                                       Exhibit 4


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NUMBER                                                                   SHARES
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                           FIRSTBANCORPORATION, INC.
           INCORPORATED UNDER THE LAWS OF THE STATE OF SOUTH CAROLINA



  COMMON STOCK                             SEE REVERSE FOR CERTAIN DEFINITIONS

THIS CERTIFIES THAT



is the owner of

  FULLY PAID AND NONASSESSABLE SHARES, $.01 PER SHARE PAR VALUE, OF THE COMMON
                                    STOCK OF

FIRSTBANCORPORATION, INC., a South Carolina corporation. The shares represented by this Certificate are transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed. The shares represented by this Certificate are not a deposit or account and are not insured by the Federal Deposit Insurance Corporation or any other government agency.

        IN WITNESS WHEREOF, the said Corporation has caused this Certificate to be executed by its duly authorized officers and its Corporate Seal to be hereunto affixed.



  SECRETARY                              PRESIDENT AND CHIEF EXECUTIVE OFFICER



                                    [SEAL]

                           FIRSTBANCORPORATION, INC.

     The shares represented by this Certificate are issued subject to all the provisions of the Articles of Incorporation and Bylaws of FirstBancorporation, Inc. ("Corporation") as from time to time amended (copies of which are on file at the principal executive offices of the Corporation).

     The Articles of Incorporation include provisions that generally prohibit any person (including an individual or a company) from directly or indirectly offering to acquire or acquiring the beneficial ownership of (i) more than fifteen percent (15%) or more of the voting stock of the Corporation, unless such acquisition has been approved in advance by the affirmative vote of the holders of at least two-thirds of the outstanding shares of the voting stock or by the affirmative vote of at least two-thirds of the Corporation's directors then in office; (ii) more than ten percent (10%) or more of the voting stock without obtaining in advance all regulatory approvals required under applicable federal and state statutes; and (iii) more than ten percent (10%) or more of the voting stock unless such acquisition has been approved in advance by a two-thirds vote of the Corporation's directors then in office, or unless such acquisition has received all federal and state regulatory approvals and a complete copy of all notices, submissions and documents and other information filed by such person with the regulatory authorities has been furnished to the Corporation's Board of Directors.

     The Board of Directors is authorized by resolution(s), from time to time adopted, to provide for the issuance of preferred stock in series and to fix and state the powers, designations, preferences and relative, participating, optional or other special rights of the shares of each such series and the qualifications, limitations and restrictions thereof. The Corporation will furnish to any shareholder upon request and without charge a full description of each class of stock and any series thereof.

     The shares represented by this Certificate may not be cumulatively voted in the election of directors.

     The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as through they were written out in full according to applicable laws or regulations.

     TEN COM   --    as tenants in common
     TEN ENT   --    as tenants by the entireties
     JT TEN    --    as joint tenants with right of survivorship and
                     not as tenants in common

     UNIF GIFT MIN ACT  --         Custodian         under Uniform Gifts to
                           --------         ---------
                            (Cust)           (Minor)

     Minors Act
                -------------------
                     (State)


     Additional abbreviations may also be used though not in the above list.

     For value received, ___________________________________________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
   IDENTIFYING NUMBER OF ASSIGNEE
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 (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE OF ASSIGNEE)

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                                                                          shares
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of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

                                                                      Attorney,
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to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

Dated
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NOTICE:  THE SIGNATURE(S) TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME(S) AS
         WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.


SIGNATURE(S) GUARANTEED


By
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  THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION,
  (Banks, Stockbrokers, Savings and Loan Associations and Credit Unions) WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM PURSUANT TO SEC RULE 17 or 15.